UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2025

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Platte Street, 2nd Floor

Denver, Colorado 80202

(Address of Principal Executive Offices)

(888) 507-1737

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 24, 2025, Veritone, Inc. (the “Company”) entered into a First Amendment to Credit and Guaranty Agreement (the “Amendment”) to amend certain provisions of that certain Credit and Guaranty Agreement, dated as of December 13, 2023, by and among the Company, certain of its subsidiaries, as guarantors, the lenders party thereto and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (the “Credit Agreement”).

The Amendment provides that (a) the minimum Consolidated Liquidity (as defined in the Credit Agreement) covenant is reduced from $15 million to $10 million for the period of time beginning on April 24, 2025 and extending through June 16, 2025, and (b) the mandatory prepayment covenant under the Credit Agreement with respect to asset sales is amended to (i) require that 100% of the Net Asset Sale Proceeds (as defined in the Credit Agreement) be used to repay the obligations under the Credit Agreement (increased from 60% of the Net Asset Sale Proceeds prior to the Amendment), and (ii) clarify the requirement that the Company use all future proceeds that it receives in connection with the previously closed sale of its formerly wholly-owned subsidiary, Veritone One, LLC, including any earn-out payments and releases of previously escrowed amounts, to repay obligations under the Credit Agreement.

In connection with obtaining the requisite lenders’ consent to the Amendment, the Company issued to the consenting lenders 228,311 shares of its common stock, par value $0.001 per share (“Common Stock”), representing a number of shares having an aggregate value equal to $500,000, based on a price per share of $2.19, which was the closing price per share of Common Stock on The Nasdaq Stock Market LLC on April 23, 2025, the trading day immediately prior to the effective date of the Amendment. The shares of Common Stock were offered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-280148), filed with the Securities and Exchange Commission on June 12, 2024, and as supplemented by the Prospectus Supplement, dated April 24, 2025.

Except as amended by the Amendment, the terms of the Credit Agreement remain in effect. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

5.1	Opinion of Cooley LLP, dated April 24, 2025.

10.1†	First Amendment to Credit and Guaranty Agreement, dated April 24, 2025, by and among Veritone, Inc., certain of its direct and indirect subsidiaries and the other parties thereto.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

The exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritone, Inc.

Date: April 24, 2025	By:	/s/ Michael L. Zemetra
Michael L. Zemetra
Executive Vice President, Chief Financial Officer and Treasurer